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                                                                      Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements (Form S-8, No. 333-82392, Form S-8, No. 333-53639, Form S-8, No. 333-93907, and
Form S-3, No. 333-86782) of The Town and Country Trust and in the related Prospectuses of our report dated February 28, 2003, with respect to the Combined Statement of Certain Revenues and Certain Operating Expenses of the Berkshire Properties, included in this current report on Form 8-K/A filed on June 24, 2003 of The Town and Country Trust.


                                             /s/ Ernst & Young LLP


McLean, Virginia
June 24, 2003